As filed with the Securities and Exchange Commission on April 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIRPAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1510982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

VIRPAX PHARMACEUTICALS, INC.

1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Gerald Bruce

Chief Executive Officer

1055 Westlakes Drive, Suite 300

Berwyn, PA, 19312

(Name and address of agent for service)

Tel: (610) 727-4597

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Leslie Marlow, Esq.
Patrick Egan, Esq.
Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

 (212) 885-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

Information Required in the Section 10(a) Prospectus

Virpax Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register an additional 46,853 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Registrant’s 2022 Equity Incentive Plan (the “2022 Plan”) (resulting from an automatic increase as of January 1, 2023 pursuant to an “evergreen” provision in the 2022 Plan of 23,428 shares of Common Stock and an automatic increase as of January 1, 2024 pursuant to an “evergreen” provision in the 2022 Plan of 23,425 shares of Common Stock). These shares of Common Stock are in addition to and of the same class as the Common Stock for which the Registrant’s Registration Statement on Form S-8 was filed with the SEC on November 11, 2022 (File No. 333-268520) (the “Prior Registration Statement”). The contents of the Prior Registration Statement is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2023, as filed with the Commission on March 26, 2024;

(b)	the Company’s current reports on Form 8-K filed with the Commission on March 1, 2024, March 18, 2024 and April 3, 2024 (other than any portions thereof deemed furnished and not filed);

(c)	the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-40064) filed with the Commission on February 11, 2021, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed
		Form	File No.	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Certificate of Incorporation	S-1/A	333-249417	3.2	2/2/2021

3.2	Amended and Restated Bylaws	S-1/A	333- 249417	3.4	2/2/2021

3.3	Amendment to Amended and Restated Bylaws	8-K	001-40064	3.1	06/07/2023

3.4	Certificate of Amendment to the Certificate of Incorporation	8-K	001-40064	3.1	03/01/2024

4.1	Specimen Stock Certificate of the Company	S-1/A	333- 249417	4.1	2/2/2021

5.1	Legal opinion of Blank Rome LLP					X

23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Blank Rome LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (contained on the signature page of this registration statement on Form S-8)					X

99.1	Virpax Pharmaceuticals, Inc. 2022 Omnibus Equity Incentive Plan	8-K	001-40064	10.1	7/25/2022

99.2	Virpax Pharmaceuticals, Inc. Form of Nonqualified Stock Option Grant Agreement	8-K	001-40064	10.2	7/25/2022

99.3	Virpax Pharmaceuticals, Inc. Form of Incentive Stock Option Grant Agreement	8-K	001-40064	10.3	7/25/2022

99.4	Virpax Pharmaceuticals, Inc. Form of Restricted Stock Award Agreement	8-K	001-40064	10.4	7/25/2022

99.5	Virpax Pharmaceuticals, Inc. Form of Restricted Stock Unit Award Agreement	8-K	001-40064	10.5	7/25/2022

107.1	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Berwyn, Pennsylvania, on this April 5, 2024.

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Gerald Bruce
Gerald Bruce
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald Bruce and Vinay Shah, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald Bruce	Chief Executive Officer and Director	April 5, 2024
Gerald Bruce	(Principal Executive Officer)

/s/ Vinay Shah	Chief Financial Officer and Secretary	April 5, 2024
Vinay Shah	(Principal Financial and Accounting Officer)

/s/ Eric Floyd	Director and Chairman of the Board	April 5, 2024
Eric Floyd, PhD

/s/ Jeffrey Gudin	Chief Medical Officer, Director	April 5, 2024
Jeffrey Gudin, MD

/s/ Jerrold Sendrow	Director	April 5, 2024
Jerrold Sendrow

/s/ Thani Jambulingam	Director	April 5, 2024
Thani Jambulingam, PhD

/s/ Vanila M. Singh	Director	April 5, 2024
Vanila M. Singh, MD

/s/ Michael Dubin	Director	April 5, 2024
Michael Dubin

/s/ Barbara Ruskin	Director	April 5, 2024
Barbara Ruskin, PhD, JD

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